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EXHIBIT 23.3

 INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Main Street Banks, Inc. (the "Registration Statement") on Form S-4 of our report dated April 26, 2002 on the consolidated financial statements of First Colony Bancshares, Inc. appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

                      /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
February 5, 2003

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  EXHIBIT 23.3